UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2014

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

604.320.3344
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

We have been awarded patent No. US 8,763,081 (titled ‘Network Based Authentication’) from the U.S. Patent and Trademark Office.  The patent protects our unique method of authenticating a Voice over IP (VoIP) softphone application on a device via a GSM based telephone network rather than via traditional username/password requirements, thereby strengthening the value of our Operator OTT (Over the Top) solution offerings and enabling mobile operators to offer a highly improved seamless VoIP user experience for its customers.

Most mobile phones today use SIM for mobile authentication to verify that a mobile device can access the mobile network and use its services to make calls or send and receive text messages. However, third party applications that are installed on the device, such as Bria, have not traditionally been able to leverage the benefits of the SIM authentication method, and authentication has instead been performed with usernames and passwords or more complex two-factor methods such as SMS.

Our company’s latest patent for mobile authentication based on the SIM enables original equipment manufacturers (OEM) and service providers to include a unified communications app, such as Bria, as a built-in application on the mobile device which will ‘just work’ when the user turns on the device. A configuration and provisioning server solution, like the one offered by our company, will provide the user with a profile while SIM authentication will enable it to work on the provider’s network, and only on that network, eliminating the need for other non-mobile centric authentication technologies.

Item 9.01	Financial Statements and Exhibits

(d)               Exhibits

99.1              News Release dated July 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:  /s/ David Karp
David Karp
Chief Financial Officer

Dated:  July 22, 2014